Exhibit 10.4 (a)

Date:

To: DBS Bank (China) Limited Shenzhen Branch

Dear Sirs,

Letter of Undertaking

Where DBS Bank (China) Limited Shenzhen Branch (including its successors and assigns, hereinafter referred to as the “Bank”) has granted or will grant a bank credit line to Shenzhen Highpower Technology Company Limited. (the “Borrower”), the signatories, as covenanters, hereby undertake: So long as we are permitted under PRC laws and regulations to issue a guarantee to the Bank, we will, within 14 days upon request by your Bank, undertake a security obligation for the Borrower, and will enter into a guarantee contract, in the standard form of your Bank, for our obligations to guarantee all the outstanding debts of the Borrower, whether such debts are payments, obligations or liabilities already existing or contingent, now or hereafter, under the Letter of Credit Line No. P/SHNY/00823/07 (including any subsequent supplement, amendment or replacement made thereto).

This Letter of Undertaking is governed and interpreted in accordance with the laws of the People’s Republic of China. We covenanters irrevocably submit to the non-exclusive jurisdiction of the Chinese courts.

Regards.

/s/ Pan Dangyu (signature)	/s/ Li Wenliang (signature)
Undertaken by: Pan Dangyu ID Card No.:	Undertaken by: Li Wenliang ID Card No.:

/s/ Ma Wenwei (signature)
Undertaken by: Ma Wenwei ID Card No.: